                                                                   EXHIBIT 10.29



                              AUTOTOTE CORPORATION

--------------------------------------------------------------------------------

                           1995 EQUITY INCENTIVE PLAN

--------------------------------------------------------------------------------

                              AUTOTOTE CORPORATION

--------------------------------------------------------------------------------

                           1995 EQUITY INCENTIVE PLAN

--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
1.  Purpose................................................................   1
2.  Administration.........................................................   1
3.  Effective Date and Term of Plan........................................   2
4.  Shares Subject to the Plan.............................................   2
5.  Eligibility and Participation..........................................   2
6.  Types of Awards........................................................   2
7.  Events Affecting Outstanding Awards....................................   7
8.  General Provisions.....................................................   9
9.  Effect, Discontinuance, Cancellation, Amendment and Termination........  11

                             AUTOTOTE CORPORATION
                          1995 EQUITY INCENTIVE PLAN

1. PURPOSE

  The purpose of this 1995 Equity Incentive Plan (the "Plan") is to advance the interests of Autotote Corporation (the "Company") by enhancing its ability to attract and retain employees and other persons or entities, other than directors and executive officers of the Company, who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's Class A Common Stock ("Stock").

  The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplement Grants, or combinations thereof, all as more fully described below ("Awards").

2. ADMINISTRATION

  The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a person who has received an Award under the Plan that remains outstanding (a "Participant") with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) amend or cancel an existing Award in whole or in part (and, if an award is canceled, grant another Award in its place on such terms as the Board shall specify), except that the Board may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder, (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determination and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Board to make adjustments under Section 7.3, Section 7.4 or Section 8.6.

  The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of directors and executive officers, and may have one or more members at any given time. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3. EFFECTIVE DATE AND TERM OF PLAN

  The Plan will become effective on May 26, 1995. The Plan will terminate at such time as no shares remain available for delivery under the Plan and the Company and Participants no longer have any rights or obligations with respect to outstanding Awards under the Plan.

4. SHARES SUBJECT TO THE PLAN

  Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 2 million. If any Award or portion thereof terminates without delivery of Stock or if Stock delivered in connection with any Award is forfeited (including any case in which an Award or portion thereof payable in Stock or cash is satisfied in cash rather than Stock), the number of shares of Stock subject to such Award will be available for future grants. For purposes of the Plan, shares withheld and shares equal to the number of shares surrendered in payment of the exercise price or mandatory withholding taxes relating to an Award will be deemed not to have been delivered under the Plan.

  Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION

  Those persons eligible to receive Awards under the Plan will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries, provided that no person who is then serving as a director or executive officer of the Company may receive an Award under the Plan.

6. TYPES OF AWARDS

 6.1. Options

  (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price ("Option"). Options granted under the Plan will be non-qualified options, meaning options that do not qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  (b) Exercise Price. The exercise price of an Option will be determined by the Board, subject to the following:

    (1) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

    (2) The Board may reduce the exercise price of an Option at any time after the time of grant.

  (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Board at the time the Option was granted.

  (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Option may be exercised.

  Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Board and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

  (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2), if so permitted by the instrument evidencing the Option or by the Board at or after grant of the Option, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Board, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's promissory note.

  (f) Discretionary Payments. If the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

 6.2 Stock Appreciation Rights.

  (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient on exercise of the Right to receive, an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in Stock value (a "Stock Appreciation Right").

  In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Board may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Board to take into account the performance of the Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Board may also grant Stock Appreciation Rights that provide that, following a Change in Control of the Company as defined in Exhibit A hereto, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such Change in Control over the fair market value of a share of Stock on the date the Right was granted.

  (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option may be granted either at or after the time the Option is granted.

  (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

    (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

    (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

    (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

    (4) The Stock Appreciation Right will be transferable only with the related Option, to the extent permitted hereunder.

  (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.

  Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

 6.3. Restricted and Unrestricted Stock.

  (a) Nature of Restricted Stock Award. Restricted Stock is an Award entitling the recipient to acquire shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock"), provided that, if the shares to be received are part of an original issue of authorized Stock, the recipient shall pay at least so much of the exercise price as represents the par value of such Stock in cash, services previously provided, or some other form of lawful consideration under the Delaware General Corporation Law as may be specified by the Board.

  (b) Acceptance of Award. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award by written instrument, in such form as may be specified by the Board, delivered or mailed to the Company and accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Board.

  (c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph
(d) below and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan, and shall bear such legend as the Board may specify.

  (d) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and, if the Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason, shall be forfeited to the Company (in which case any cash consideration paid to the Company under Section 6.3(a) above will be refunded, but no other form of such consideration shall be refunded). These restrictions will lapse at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

  (e) Notice of Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within ten days of the filing of such election with the Internal Revenue Service.

  (f) Other Awards Settled with Restricted Stock. The Board may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

  (g) Unrestricted Stock. The Board may, in its sole discretion, approve the grant or sale to any recipient of shares of Stock free of restrictions under the Plan ("Unrestricted Stock"), provided that, if the shares to be received are part of an original issue of authorized Stock, the recipient shall pay at least so much of the exercise price as represents the par value of such Stock in cash, services previously provided, or some other form of lawful consideration under the Delaware General Corporation Law as may be specified by the Board.

 6.4. Deferred Stock.

  A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future ("Deferred Stock"). Delivery of the Stock will take place at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this
Section 6 is granted, the Board may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

 6.5. Performance Awards; Performance Goals.

  (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Board) following the attainment of Performance Goals (a "Performance Award"). Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

  (b) Other Awards Subject to Performance Condition. The Board may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any specified payment or benefit under the Award.

 6.6. Loans and Supplemental Grants.

  (a) Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board will have fully authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

  (b) Supplemental Grants. In connection with any Award, the board may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7. EVENTS AFFECTING OUTSTANDING AWARDS

 7.1 Death.

  If a Participant dies, the following will apply:

    (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Board may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Board, all Options and stock Appreciation rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

    (b) Except as otherwise determined by the Board, all Restricted Stock held by the Participant will be forfeited and transferred to the Company (and, in the event the certificates representing such Restricted stock are held by the Company, such Restricted stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

    (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to or upon the occurrence of death will be forfeited and the Award canceled as of the time of death, unless otherwise determined the Board.

 7.2. Termination of Service (Other Than By Death).

  If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

    (a) Except as otherwise determined by the Board, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Board may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate or earlier termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Board casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries.

    (b) Except as otherwise determined by the Board, all Restricted Stock held by the Participant at the time of the Status Change must be forfeited and transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

    (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocable entitled prior to the Status Change will be forfeted and the Award canceled as of the date of such Status Change, unless otherwise determined by the Board.

 7.3 Acquisition Transactions.

  Notwithstanding any other provision of the Plan or of any Award to the contrary, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all the Company's assets (an

"acquisition transaction"), all outstanding Awards will terminate as of the effective date of the acquisition transaction, and the following will apply:

    (a) Each outstanding Option and Stock Appreciation Right will become exercisable in full ten days prior to the anticipated effective date of the proposed acquisition transaction unless otherwise expressly provided at the time of grant.

    (b) Each outstanding share of Restricted Stock will become free of all restrictions and conditions ten days prior to the anticipated effective date of the proposed acquisition transaction.

    (c) Conditions on Deferred Stock Awards, Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment will be removed ten days prior to the anticipated effective date of the proposed acquisition transaction. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) will continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Board.

    (d) The Board may in its sole discretion, prior to the effective date of the acquisition transaction, forgive all or any portion of the principal of or interest on a Loan.

 7.4. Dissolution or Liquidation Transactions.

  In the event of a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Awards will terminate as of the effective date of the covered transaction, and the following rules shall apply:

    (a) Subject to paragraph (b) below, the Board may in its sole discretion, prior to the effective date of the covered transaction, (1) make each outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from each outstanding share of Restricted Stock,
  (3) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), and (4) forgive all or any portion of the principal of or interest on a Loan.

    (b) If an outstanding Award is subject to performance or other conditions (other than conditions relating only to the passage of time and continued employment) which will not have been satisfied at the time of the covered transaction, the Board may in its sole discretion remove such conditions. If it does not do so, however, such Award will terminate as of the date of the covered transaction notwithstanding paragraph (a) above.

8. GENERAL PROVISIONS

 8.1. Documentation of Awards.

  Awards will be evidenced by such written instruments, if any, as may be prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof.

 8.2. Rights as a Stockholder, Dividend Equivalents.

  Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Board may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

 8.3. Conditions on Delivery of Stock.

  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

  If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

 8.4. Tax Withholding.

  The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

  In the case of an Award pursuant to which Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to surrender and deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

 8.5. Nontransferability of Awards.

  No Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

 8.6. Adjustments in the Event of Certain Transactions.

  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Board will make any appropriate adjustments to the maximum number of shares and kind of shares or securities that may be delivered under the Plan under Section 4 above.

  (b) In any event referred to in paragraph (a), the Board will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan.

 8.7. Employment Rights, Etc.

  Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

 8.8. Deferral of Payments.

  The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

 8.9. Past Services as Consideration.

  Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock, the Board may determine that such price has been satisfied by past services rendered by the Participant.

9. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

  Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

  The Board (but not the Committee) may at any time or times amend the Plan, and the Board (or Committee) may at any time or times amend any outstanding Award, for any purpose which may at the time be permitted by law, and the Board (but not the Committee) may at any time terminate the Plan as to any further grants of Awards.